APPENDIX IV

LIST OF FUNDS

SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement between Miller Investment Trust and Gemini Fund Services, LLC.  Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations.

COVERED FUNDS

The Fund to be covered under this Agreement include:

Fund Name	Board Approval Date
Miller Convertible Bond Fund	11/27/2007
Miller Convertible Plus Fund	04/17/2014
Miller Intermediate Bond Fund	04/17/2014

SELECTED SERVICES and FEES

The Fund(s) shall pay to GFS the following fees:  (all basis point fees will be calculated based upon the average net assets of the Fund for the previous month)

Fund Administration and Fund Accounting Fees

Total charges for Fund Administration and Fund Accounting services include fees and out-of-pocket expenses.

Fees will be calculated based upon the average net assets of the Fund for the previous month.  Partial months are not prorated.

1.

Annual fee for each Fund, which is the greater of: (based upon prior month average net assets of the Series as a whole):

$40,000 minimum

or

5 basis points or 0.05% on the first $100 million of net assets

4 basis points or 0.04% on the next $150 million of net assets

3 basis points or 0.03% on net assets greater than $250 million

All special reports and/or analyses requested by the Trust, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

GFS Senior Staff……$150.00/hour

GFS Junior Staff…….$75.00/hour

MIS Staff……………$200.00/hour

2.    Price Quotes - The charge for equity and bond price quotes will be as follows:

$.13 Domestic and Canadian Equities

$.13 Options

$.45 Corp/Gov/Agency Bonds

$.90 CMO’s

$.45 International Equities and Bonds

$.75 Municipal Bonds

$62.50 Monthly per Single Name Credit Default Swap

$62.50 Monthly per CDX or Equivalent

3.   Additional Charges

a.

Out-of-pocket expenses.  The Fund(s) shall reimburse GFS for all out-of-pocket expenses incurred by GFS to provide the Services to the Fund(s).

b.

Manual processing fee.  The Fund(s) shall pay an additional charge of $500.00 per month for portfolios that transmit daily trades via facsimile as opposed to utilizing an electronic format.

c.

SAS 70 expense.  Each Fund shall pay its allocated portion of the GFS annual SAS 17 review.

d.

Fund Accounting Data De-Conversion fee.  Each Fund shall pay a Fund Accounting record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

e.

Fund Administration Data De-Conversion fee.  Each Fund shall pay a Fund Administration record data de-conversion fee in the amount of $2,500.00 upon a cancellation or termination of this Agreement for any reason other than liquidation of the Fund.

                       f.

 Global fund accounting fees, defined as funds processing more than 25% in non- domestic assets, are charged at 150% of the above fees (base fee as well as basis point fee).

g.

FIN 48 Compliance fee.  Each Fund shall pay GFS $250.00 per calendar quarter for FIN 48 Compliance.

4.

State Registration (Blue Sky) Fees:

Each Fund shall pay its allocated federal and state regulatory filing fees.  In addition, each Fund shall pay GFS the following fees per state registration:

Initial registration	$ 295.00
Registration renewal	$ 150.00
Sales reports (if required)	$ 25.00

Transfer Agency Fees

1.     Data Conversion Fee From Previous Transfer Agent:

     No Charge.

2.     Service Fee

     The greater of the annual minimum or the per account charges::

A.

Annual Minimum:

$15,000 per class;

OR,

B.

Per Account Charges:    $12.00 annual fee per account

  Monthly Calculation:  The greater of the Monthly Minimum Fee or the number of shareholder accounts multiplied by $12.00 ($1,250 per month per class for the monthly minimum).

 3.  Data De-conversion Fee:    A one-time Data De-Conversion fee of $10,000 shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

4.   General Activity Charges:

Customer Service Calls	$2.50 per call
Manual Transactions	$1.00 per transaction
New Account Opening (manual)	$2.50 per account
New Account Opening (electronic)	$0.40 per account
Rule 22c-2 Compliance Costs	$125.00/fund/month

5.  Ira Plan Fees

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ………………………………………………………………………………  $15.00 per account*

Incoming transfer from prior custodian …………………………………………………………$25.00

Distribution to a participant ……………………………………………………………………………$15.00

Refund of excess contribution ……………………………………………………………………… $15.00

Transfer to successor custodian …………………………………………………………………….$25.00

Automatic periodic distributions …………………………………………………......$15.00 per year per account

*Includes Bank Custody Fee

All Closed accounts will be invoiced $2.00(1) per account on an annual basis.(2)

(1) All accounts closed during a month will be considered as open accounts for billing    purposes in the month the account is closed.

(2) Closed accounts remain on the shareholder files until all 1099’s and 5498’s have been distributed to the shareholders and send via mag-media to the IRS.

Check this box to elect 24 Hour Automated Voice Response

24 Hour Automated Voice Response Charges:
Initial set-up (one-time) charge per portfolio	$750.00
Monthly maintenance charge per portfolio	$50.00

6.  Web Package Fees

Check this box for Shareholder Desktop Web Package (described below)

$7,500.00 initial installation charge

$2,500.00 annual maintenance (invoiced annually in advance)

Check this box for Shareholder Desktop Online New Accounts (described below)

$2,500.00 initial installation charge

$2.50 per new account fee

Check this box for Fund Data Web Package (described below)

$5,000.00 initial installation charge

$1,500.00 annual maintenance (invoiced annually in advance)

Special Reports/Programming Fees

All special reports analyses and/or programming requested by a Fund or the Trust under this Agreement shall be subject to an additional programming charge, agreed upon in advance, based upon the following rates:

GFS Senior & MIS Staff	$150.00 per hour
GFS Junior Staff	$75.00 per hour
Computer time	$45.00 per hour

Out -of-pocket Expenses

The Trust shall reimburse GFS for all out-of-pocket expenses incurred by GFS when performing Services under this Agreement, including but not limited to the following:

o Anti-ID Theft Monitoring	o Pro rata portion of annual SAS 17 review
o Bank Account and other Bank Fees	o Proxy Services
o Customer Identification/AML Program Costs	o Record Storage
o Fund Stationery and Supplies	o Regulatory fees and assessments
o Locating Lost Shareholders/Escheatment Costs	o State and Federal filing fees and assessments
o NSCC Charges	o Tax Reporting
o Postage	o Telephone and Toll Free Lines
o Pre and Post Sale Fulfillment	o Travel Requested by the Trust
o Printing Fund Documents

(Signatures on next page)

The parties hereto agree to the Services and associated fees as set forth above, effective as of the 17th day of April, 2014.

MILLER INVESTMENT TRUST

GEMINI FUND SERVICES, LLC

By: /s/Greg Miller

                  By:

   /s/Kevin Wolf

Greg Miller

Kevin Wolf

           President

President

Attest:

By: /s/ Darlene Murphy

Darlene Murphy

Secretary

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Fund Services Agreement.

Wellesley Investment Advisors, Inc.

20 William Street, Suite G5

By: /s/ Greg Miller

Name: Greg Miller

Title: CEO

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

•

Fund Administrator

•

Broker/Dealer

•

Broker/Dealer Branch

•

Registered Representative

•

Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

•

Portfolio Summary

•

Account Position

•

Transaction History

•

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality)

•

Exchanges

•

Purchases

•

Redemptions

•

Prospectus and SAI Access

Account Maintenance

•

Change of Shareholder Information

o

Address

o

Phone Number

o

Email Address

Online Statement Access

•

Quarterly Statements and Confirms

•

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o

Statements

o

Confirms

o

Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

•

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

•

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•

Comprehensive performance report hosted by GFS

o

Fund performance updated nightly

o

Up to 20 indexes available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

o

Growth of $10,000 graph available

Holdings web page

•

Fund holding updated periodically to meet fund disclosure rules hosted by GFS

o

Fund holding updated periodically to meet fund disclosure rules

o

Top ten report available

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•

Provides historical NAV information for a specified period of time and for a specified fund

o

Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•

Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them

o

Request is automatically routed online to the Shareholder Services Team at GFS for processing

o

Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)